Exhibit 10.1
FIRST AMENDMENT
TO LICENSE AND COLLABORATION AGREEMENT (PNT-2002)

This First Amendment to License and Collaboration Agreement (this “Amendment”) is entered into as of January 31, 2024, by and between POINT Biopharma, Inc., a Delaware corporation (“POINT”), and Lantheus Two, LLC, a Delaware limited liability company (“Lantheus”) and Lantheus Medical Imaging, Inc., a Delaware corporation (“LMI” and together with POINT and Lantheus, the “Parties” and each, a “Party”), and amends that certain License and Collaboration Agreement (PNT-2002), dated November 11, 2022, by and among the Parties (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Top Line Data in the PNT-2002 Clinical Trial occurred on December 18, 2023;

WHEREAS, Section 17.4 of the SPA provides, among other things, that “[n]o amendment or modification of the terms and conditions of this Agreement will be binding on either Party unless reduced to writing referencing this Agreement and signed by a duly authorized officer of each Party”;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Amendment to License and Collaboration Agreement (PNT-2002).

Section 16.2.2(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i) LANTHEUS may terminate this Agreement in its entirety, for any reason or no reason, upon thirty (30) days’ prior written notice to POINT, provided that such notice may be given only within sixty (60) days after either (A) the first “Pre-NDA meeting” (as that term is used and as such meeting is described in 21 CFR 312.47(b)(2) or any successor provision thereto) subsequent to achieving Top Line Data in the PNT-2002 Clinical Trial (the “First Pre-NDA Filing Meeting”) or (B) an Approval Failure.”

2.No Further Amendment. Except as modified hereby, the Agreement remains in full force and effect and is hereby ratified and confirmed. The Agreement and this Amendment shall be read and construed as a single document.

3.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument. Signatures transmitted via facsimile transmission, in Portable Document Format (PDF) transmitted by electronic mail, or via DocuSign or similar services shall be deemed originals for purposes of this Amendment. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, legal representatives and heirs.

4.Headings/Recitals. The headings and subheadings of this Amendment have been inserted for convenience only, and shall not affect the construction of the provisions hereof. All references to sections of this Amendment shall be deemed to refer as well to all subsections which form a part of such section. The recitals of this Amendment are incorporated herein by reference.

5.Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this First Amendment to License and Collaboration Agreement (PNT-2002) as of the date first above written.

POINT:
POINT BIOPHARMA, INC.
By:	/s/ Jacob Van Naarden
Name:	Jacob Van Naarden
Title:	President, Loxo@lilly on behalf of POINT

LANTHEUS:
LANTHEUS TWO, LLC
By:	/s/ Mary Anne Heino
Name:	Mary Anne Heino
Title:	Chief Executive Officer

LMI:
LANTHEUS MEDICAL IMAGING, INC.
By:	/s/ Mary Anne Heino
Name:	Mary Anne Heino
Title:	Chief Executive Officer

Signature Page to First Amendment to License and Collaboration Agreement (PNT-2002)